Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

VITA FOOD PRODUCTS, INC.
Chicago, Illinois


     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 25, 1996, except for Note 9 as to which the date is September 20, 1996 and Note 3(a) as to which the date is November 8, 1996, relating to the financial statements of Vita Food Products, Inc., which is contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts" and "Selected Financial Data" in the Prospectus.

                                          BDO SEIDMAN, LLP

Chicago, Illinois
November 11, 1996